UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2008

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2008, Occidental Petroleum Corporation entered into a retirement agreement with John W. Morgan, Executive Vice President (whose intent to retire at year end was announced in April). Under this agreement, Mr. Morgan will be available during 2009 to assist in matters relating to projects or events that occurred while he was employed; and, in addition to the retiree benefits generally available to all salaried employees, Mr. Morgan will continue to receive his salary during 2009, and the cash value of the portion of his performance-based incentive awards forfeited as a result of his retirement, to the extent that payments are made on the non forfeited portion of such awards at the end of the applicable performance period. A copy of the Retirement Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

10.1	Retirement Agreement dated November 12, 2008, by and between Occidental Petroleum Corporation and John W. Morgan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: November 14, 2008	/s/ DONALD P. DE BRIER
Donald P. de Brier, Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Retirement Agreement dated November 12, 2008, by and between Occidental Petroleum Corporation and John W. Morgan.